Exhibit 10.4

SUBLEASE

THIS SUBLEASE (“Sublease”) is dated for references purposes only as of December 5, 2002, and is entered by and between THERAVANCE, INC., a Delaware corporation (“Sublessor”), and THRESHOLD PHARMACEUTICALS, INC., a Delaware corporation (“Sublessee”). Sublessor and Sublessee hereby agree as follows:

1. RECITALS. HMS Gateway Office L.P., a Delaware limited partnership, predecessor-in-interest to ARE-901/951 Gateway Boulevard, LLC, a Delaware limited liability company (“Master Lessor”), as Landlord, and Sublessor, under its former name of Advanced Medicine, Inc., as Tenant, entered that certain Lease Agreement, dated January 1, 2001 (“Master Lease”), with respect to certain premises consisting of approximately sixty thousand (60,000) rentable square feet of space (“Premises”) comprising that certain building (“Building”) located at 951 Gateway Boulevard, South San Francisco, California 94080. A partially redacted copy of the Master Lease is attached hereto as Exhibit A and incorporated by reference herein.

2. SUBLEASE; SUBLEASED PREMISES. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, that portion of the Premises consisting of approximately ten thousand five hundred nine (10,509) rentable square feet comprised of the unoccupied portion of the Premises located on the third floor of the Building (“Subleased Premises”). The Subleased Premises are more particularly described on Exhibit B attached hereto and incorporated by reference herein. Sublessee shall additionally have the right to use of and access to Sublessee’s Share (as defined in Paragraph 4.B. below) of the warehouse and biohazardous waste areas of the Premises, as more particularly set forth herein, and the right to use in common with Sublessor and other tenants of the Building the lobby areas of the Premises. Sublessee shall have the right to warehouse within the warehouse area those items which are shipped to Sublessee, and shall have the right to retrieve such items from the warehouse area during the normal business hours of Sublessor, and subject to Sublessor’s reasonable security measures. Sublessor shall not unpack or otherwise alter any of the original packaging of any item received or stored in the warehouse area by Sublessee. Sublessee’s use of the biohazardous waste area is in conjunction with the services to be provided by Sublessor as detailed in Section 30 and Exhibit E. The parties agree that while Sublessee will not use the biohazardous waste area for its own operations. Sublessee and its employees, agents and contractors shall be obligated to remove any biohazardous waste from the biohazardous waste area for disposal. Sublessee shall arrange for removal of any biohazardous waste from the biohazardous waste area during Sublessor’s normal business hours and subject to Sublessor’s reasonable security measures.

3. TERM.

A. Term. The term (“Term”) of this Sublease shall commence on the later of (i) the date on which Sublessor has received Master Lessor’s written consent to this Sublease, and (ii) January 1, 2003 (“Commencement Date”). The term of this Sublease shall expire on December 31, 2004 (“Expiration Date”), unless sooner terminated pursuant to the provisions hereof or pursuant to the provisions of the Master Lease.

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B. Delay in Delivery of Possession. Sublessor shall use commercially reasonable efforts to deliver possession of the Subleased Premises on the Commencement Date. If Sublessor is unable to deliver possession of the Subleased Premises in the required condition to Sublessee on the Commencement Date for any reason whatsoever, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder, or extend the Term, but in such case Sublessee shall not be obligated to pay Rent (as defined in Paragraph 4.C. below) or perform any other obligation of Sublessee hereunder until Sublessor delivers possession of the Subleased Premises to Sublessee in the required condition. Sublessor and Sublessee shall execute a Commencement Date memorandum establishing the Commencement Date and the Expiration Date promptly after the Commencement Date has been established. Sublessee’s failure to execute a Commencement Date memorandum shall not affect the validity of this Sublease. Notwithstanding anything to the contrary contained herein, if Sublessor has not delivered the Subleased Premises in the required condition to Sublessee on or before January 15, 2003, then Sublessee shall have the right thereafter to cancel this Sublease, and upon such cancellation, Sublessor shall return to Sublessee the Letter of Credit and all sums theretofore deposited by Sublessee with Sublessor, and neither party shall have any further liability to the other. The foregoing shall be Sublessee’s sole and exclusive remedy in the event of a termination pursuant to this Paragraph.

C. Early Entry. Notwithstanding anything to the contrary contained in this Sublease, for the period commencing with the date of Master Lessor’s consent to this Sublease (if Master Lessor’s consent is obtained prior to January 1, 2003) through December 31, 2002, Sublessee shall have access to the Premises, without any obligation to pay Rent hereunder but subject to all other terms and conditions of this Sublease, for the purpose of installing its data, telephone and telecommunications cabling and wiring, furniture, fixtures and equipment. During such early occupancy period, Sublessee shall also have the right to allow its employees to set-up individual cubicle areas and to install and check computers and other equipment. In exercising the foregoing early entry right, Sublessee shall use reasonable efforts not to interfere with Sublessor’s construction of the Demising Improvements and the Sublessor Improvements (as defined in Paragraph 14 below).

4. RENT.

A. Monthly Base Rent. Commencing on the Commencement Date and continuing on the first day of each calendar month during the Term, Sublessee shall pay to Sublessor monthly base rent (“Monthly Base Rent”) for the Subleased Premises as follows:

(i) For months one (1) through twelve (12) of the Term, Sublessee shall pay Monthly Base Rent in the amount of $1.03 per rentable square foot, or $10,824.27 per month.

(ii) For months thirteen (13) through twenty-four (24) of the Term, Sublessee shall pay Monthly Base Rent in the amount of $1.23 per rentable square foot, or $12,926.07 per month.

As used herein, “month” shall mean a period beginning on the first (1st) day of a calendar month and ending on the last day of that month. Monthly Base Rent shall be paid on or before the first

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(1st) day of each month. Rent for any period during the Term hereof which is for less than one month of the Term shall be a prorata portion of the monthly installment based on a 30-day month. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Rent shall be paid directly to Sublessor at the address stated below or to such other persons or at such other places as Sublessor may designate from, time to time to Sublessee in writing.

B. Additional Rent. In addition to Monthly Base Rent, Sublessee shall pay to Sublessor, at the time that Sublessee pays Monthly Base Rent or, if otherwise so notified by Sublessor in writing, within twenty (20) days after receipt of Sublessor’s invoice therefor, Sublessee’s share of “Tenant’s Proportionate Share” of all “Additional Rent” (as defined in Section 4.2 of the Master Lease) (“Sublessee’s Share”), including, without limitation, Taxes and Assessments, Insurance, Utilities, Common Area Expenses, Parking Charges, Maintenance and Repair Costs, Life Safety Costs, Management and Administration, Operational Fees Related to Expansion Approvals and Gateway Operational Expenses, all as more particularly described in Section 4.2. of the Master Lease, payable by Sublessor under the Master Lease. Notwithstanding the foregoing or anything to the contrary in this Sublease, Sublessee shall not be required to pay any Additional Rent or to perform any obligation that is (1) fairly allocable to any period of time prior to the Commencement Date or following the expiration or sooner termination of this Sublease (for any reason other than Sublessee’s default), (2) fairly allocable to any portion of the Premises other than the Subleased Premises, (3) payable as a result of a default by Sublessor of any of its obligations under the Master Lease, or as a result of the negligence or willful misconduct of Sublessor or any of its agents, employees, or contractors, or (4) incurred for the sole benefit of Sublessor. Sublessee’s Share shall be seventeen and fifty-two hundredths percent (17.52%), which is determined by dividing the square footage of the Subleased Premises (10,509 rentable square feet) by the square footage of the Premises (60,000 rentable square feet). Notwithstanding the foregoing, Sublessee’s Share of “Tenant’s Proportionate Share” of “Additional Rent” conclusively is established for purposes of this Sublease at $0.34 per rentable square foot per month for each month during the Term.

Commencing on the Commencement Date and continuing for each month during the Term, Sublessee shall pay to Sublessor Sublessee’s Share for the Subleased Premises in the amount of $0.34 per rentable square foot, or $3,537.06 per month.

In addition, Sublessee shall be responsible for payment directly to the provider for Sublessee’s telephone, data and telecommunications costs, fees, charges and expenses, and Sublessee’s personal property taxes as set forth in Article 28 of the Master Lease; provided, however, that Sublessee shall not be responsible for payment of personal property taxes on Furniture or Equipment being leased by Sublessee from Sublessor pursuant to Paragraph 30.B below.

C. Rent. All monies required to be paid by Sublessee under this Sublease (except for Monthly Base Rent, as defined in Paragraph 4.A. above), including all other payment obligations imposed by the Master Lease with respect to the Subleased Premises and incorporated by reference herein, shall be deemed additional sublease rent (“Additional Sublease Rent”). Monthly Base Rent and Additional Sublease Rent (including the Reimbursements defined in Paragraph 30.D. below) hereinafter collectively shall be referred to as “Rent.” A schedule showing the Monthly Base Rent and Additional Sublease Rent payable by Sublessee

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during the Term is attached hereto as Exhibit F and incorporated by reference herein, and the parties expressly agree that Exhibit F sets forth the total capped amounts to be paid by Sublessee under this Sublease; Sublessee’s payment obligations for Monthly Base Rent and Additional Sublease Rent pursuant to this Sublease shall neither exceed nor be less than the amounts set forth on Exhibit F.

D. Payment of First Month’s Rent. Upon the execution of this Sublease by Sublessee and Sublessor and Master Lessor’s Consent, Sublessee shall pay to Sublessor the sum of $37,306.95, which sum shall constitute Monthly Base Rent and Additional Sublease Rent (including Reimbursements) for the Subleased Premises for the first month of the Term.

5. LETTER OF CREDIT.

A. Requirements. Within five (5) days after the execution of this Sublease by Sublessor and Sublessee, Sublessee shall deliver to Sublessor an unconditional, irrevocable, renewable and transferable letter of credit in favor of Sublessor in a form reasonably approved by Sublessor, issued by a federally-insured bank with a branch located within fifty (50) miles of the Subleased Premises that is otherwise reasonably acceptable to Sublessor (the “Issuing Bank”), in the amount of $85,000.00 (“Stated Amount”), to be held by Sublessor in accordance with the terms, provisions and conditions of this Sublease. The Letter of Credit shall state that an authorized officer or other representative of Sublessor may make demand on Sublessor’s behalf for the Stated Amount of the Letter of Credit, or any portion thereof, from time to time, and that the Issuing Bank must immediately honor such demand, without qualification or satisfaction of any conditions except the proper identification of the party making such demand, accompanied by the original Letter of Credit and a written statement signed by such party certifying that (i) such amount is due and owing under the Sublease as a result of a default, beyond applicable notice and cure periods, under one or more provisions of the Sublease, or (ii) Sublessor has received the Issuing Bank’s notice of non-renewal of the Letter of Credit. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter through the date that is thirty (30) days after the Expiration Date unless the Issuing Bank sends a notice (“Non-Renewal Notice”) to Sublessor by certified mail, return receipt requested, not less than sixty (60) days prior to the next expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Sublessor shall have the right, upon receipt of the Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Paragraph until Sublessee delivers to Sublessor a substitute Letter of Credit which meets the requirements of this Paragraph. If (i) a default beyond any applicable notice and cure period occurs in the payment or performance of any of the terms, covenants or conditions of this Sublease, including, without limitation, the payment of Rent (it being understood that no notice of a default by Sublessee hereunder need be given by Sublessor to Sublessee if Sublessee is the subject of a bankruptcy proceeding), or (ii) Sublessor receives a Non-Renewal Notice and Sublessee does not provide a substitute Letter of Credit satisfying the requirements of this Paragraph 5. A within ten (10) business days following the date of such Non-Renewal Notice, or (iii) if Sublessee files a voluntary petition under Title 11 of the United States Bankruptcy Code or otherwise becomes a debtor in any case or proceeding under the United States Bankruptcy Code, as now existing or hereafter amended, or any similar law or statute, then Sublessor may

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notify the Issuing Bank in writing that the event described in (i), (ii) or (iii) above has occurred and thereupon receive all or such portion of the Stated Amount as is then available, and so long as such default is continuing or a replacement Letter of Credit has not been provided, Sublessor shall have the right to use such proceeds (and the proceeds received from such draw shall constitute Sublessor’s property [and not Sublessee’s property or the property of the bankruptcy estate of Sublessee]) for the uses hereinbelow authorized, and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Rent or any other sum as to which Sublessee is in default, including, but not limited to (a) any sum which Sublessor may expend or may be required to expend by reason of the default, and/or (b) any damages to which Sublessor is entitled pursuant to this Sublease, whether such damages accrue before or after summary proceedings or other reentry by Sublessor. If Sublessor applies or retains any part of the Stated Amount, Sublessee, within ten (10) business days after receipt of demand, shall deposit with Sublessor the amount so applied or retained so that Sublessor shall have the full Stated Amount on hand at all times during the Term, and Sublessee’s failure to do so shall be an additional default hereunder without any obligation of Sublessor to provide an additional notice or cure period. If Sublessee shall fully and faithfully comply with all of the terms, covenants and conditions of this Sublease, the Letter of Credit (or so much thereof as remains after Sublessor has been adequately compensated for damages due to Sublessee’s failure to comply fully with the terms, covenants and conditions of this Sublease) shall be returned to Sublessee not later than the date that is thirty (30) days after the Expiration Date. Sublessee shall be responsible for payment of any set-up fees and draw-down costs and fees associated with the Letter of Credit, but shall not be responsible for any transfer costs or fees. Notwithstanding anything contained in this Paragraph to the contrary, if for any reason Sublessor draws on the Letter of Credit, then Sublessee shall have the right, upon ten (10) days’ prior written notice to Sublessor, to obtain a refund from Sublessor of any unapplied proceeds of the Letter of Credit which Sublessor has drawn upon, any such refund being conditioned upon Sublessee simultaneously delivering to Sublessor a new replacement Letter of Credit in the amount of the original Letter of Credit, and otherwise meeting the requirements of this Paragraph.

B. Sublessor’s Rights. Sublessor shall not be required to keep any proceeds from the Letter of Credit separate from its general funds. If Sublessor assigns its interest in this Sublease, Sublessor shall assign the Letter of Credit to such transferee (or cause Sublessee [at no cost to Sublessee] to cause the Issuing Bank to issue a replacement letter of credit to such transferee), and if such transferee accepts in writing Sublessor’s obligations under this Sublease, thereupon Sublessor shall be discharged from any further liability with respect to the Letter of Credit and said proceeds and Sublessee shall look solely to such transferee for the return of the Letter of Credit or any proceeds therefrom. The costs associated with any permitted transfer of the Letter of Credit shall be paid by Sublessor. The use, application or retention of the Letter of Credit, or the proceeds or any portion thereof, shall not prevent Sublessor from exercising any other rights or remedies provided under this Sublease, it being intended that Sublessor shall not be required to proceed against the Letter of Credit, and such use, application or retention of the Letter of Credit shall not operate as a limitation on any recovery to which Sublessor may otherwise be entitled. No trust relationship is created herein between Sublessor and Sublessee with respect to the Letter of Credit or any proceeds thereof. Sublessor and Sublessee acknowledge and agree that in no event shall the Letter of Credit, any renewal thereof or substitute therefor or the proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such

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Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that neither the Letter of Credit nor any proceeds thereof is intended to serve as a security deposit, and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context shall have no applicability or relevancy thereto, and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from such laws, rules and regulations.

6. PARKING. Subject to Sublessee’s compliance with the provisions of Section 50 of the Master Lease, Sublessee shall be entitled to the non-exclusive use of twenty-eight (28) parking spaces in the Designated Parking Areas serving the Building.

7. CONDITION OF THE SUBLEASED PREMISES. On the Commencement Date, Sublessor shall deliver the Subleased Premises to Sublessee in “move-in” condition, broom- clean, with all building systems and equipment serving the Subleased Premises in good working order, and in compliance with all applicable governmental codes and regulations (including, without limitation the Americans with Disabilities Act of 1990 [“ADA”]), but otherwise in its “as-is, with all faults condition”, subject, however to the provisions of Paragraphs 14.B., 31 and 35 below. Notwithstanding anything to the contrary contained in this Sublease, Sublessor warrants that, to the best of its actual knowledge as of the Commencement Date, Sublessor has not received any notice, written or verbal, from any governmental authority with jurisdiction over the Premises that the Subleased Premises are not in compliance with any laws, codes, ordinances or other governmental requirements then applicable to the Premises, the Building or the Project Sublessee acknowledges that, except as expressly set forth herein, neither Sublessor nor any agent of Sublessor has made any representation or warranty with respect to the Subleased Premises or with respect to the suitability of any part of the Subleased Premises for the conduct of Sublessee’s business. Sublessee hereby accepts the Subleased Premises and Building and all improvements thereon, subject, however, to all applicable laws governing and regulating the use of the Subleased Premises and any covenants or restrictions of record, and accepts this Sublease subject to all of the foregoing and to all matters disclosed in this Sublease. Sublessee acknowledges that neither Sublessor nor Sublessor’s agents has made any representation or warranty as to the present or future suitability of the Subleased Premises for the conduct of Sublessee’s business or the uses proposed by Sublessee.

Sublessor shall continue to have obligations as the tenant under the Master Lease with respect to any alterations, improvements or repairs to the Subleased Premises (other than alterations or improvements installed by Sublessee, the obligations for which shall be Sublessee’s), including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including, without limitation, the ADA); provided, however, that to the extent any of the foregoing items are the responsibility of Master Lessor under the Master Lease, Sublessor’s sole responsibilities shall be (i) to notify Master Lessor in writing of the need to perform such obligations, (ii) to use commercially reasonable efforts to cause Master Lessor to comply with such obligations, and (iii) without delay to exercise such rights and remedies under the Master Lease as are available to Sublessor in the event that Master Lessor fails to perform such obligations; provided, however, that with respect to the Subleased Premises, the foregoing responsibilities of Sublessor shall be at the sole cost and expense of Sublessee.

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8. INDEMNIFICATION.

A. Sublessee’s Indemnification. In addition to the indemnifications set forth in the Master Lease which are incorporated by reference pursuant to Section 24.A. below, including, without limitation, Sections 9.3, 11.3, 16.1 and 32.10 thereof, and except to the extent caused by Sublessor’s negligence or willful misconduct, Sublessee shall indemnify, protect, defend with counsel reasonably acceptable to Sublessor and Master Lessor and hold harmless Sublessor and Master Lessor from and against any and all claims, liabilities, judgments, causes of action, actual out-of-pocket damages (excluding punitive and consequential damages [i.e., lost profits, lost business opportunity]), costs and expenses (including reasonable attorneys’ and experts’ fees), caused by or arising in connection with: (i) the act, omission, negligence or willful misconduct of Sublessee or its employees, contractors, agents, sublessees, or assignees, or (ii) a breach of Sublessee’s obligations under this Sublease; or (iii) a breach of Sublessee’s obligations under the Master Lease to the extent incorporated herein with respect to the Subleased Premises, or (iv) a removal of the Furniture or Equipment from the Subleased Premises as a result of any act, omission, failure to act, negligence or willful misconduct by Sublessee (not caused by Sublessor). The foregoing indemnification shall survive the expiration or earlier termination of this Sublease.

B. Sublessor’s Indemnification. Except to the extent caused by the negligence or willful misconduct of Sublessee, its agents, employees, contractors, sublessees or invitees, Sublessor shall indemnify, protect, defend with counsel reasonably acceptable to Sublessee and hold harmless Sublessee from and against any and all claims, liabilities, judgments, causes of action, actual out-of-pocket damages (excluding punitive and consequential damages [i.e., lost profits, lost business opportunity]), costs and expenses (including reasonable attorneys’ and experts’ fees), caused by or arising in connection with: (i) the act, omission, negligence or willful misconduct of Sublessor or its employees, contractors, agents, licensees, invitees or assignees in the Building, or (ii) a breach of Sublessor’s obligations under this Sublease; or (iii) a breach of Sublessor’s obligations under the Master Lease to the extent those obligations are not the obligation of Sublessee as incorporated herein with respect to the Subleased Premises, or (iv) a removal from the Subleased Premises of any of the Equipment or Furniture as a result of any default by Sublessor (not caused by Sublessee) under any equipment financing agreement or other arrangement, or (v) a termination of this Sublease as a result of a default (not caused by Sublessee) by Sublessor under the Master Lease. The foregoing indemnification shall survive the expiration or earlier termination of this Sublease.

9. RIGHT TO CURE DEFAULTS. If Sublessee fails to pay any sum of money when due to Sublessor, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, upon three (3) business days’ prior written notice to Sublessee, make such payment or perform such act. All such sums paid, and all costs and expenses of performing any such act, shall be deemed Additional Sublease Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the maximum rate permitted by law from the date of the expenditure until repaid.

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10. ASSIGNMENT AND SUBLETTING.

A. Conditions. Except in strict accordance with the provisions of Article 23 of the Master Lease, Sublessee shall not have the right to assign this Sublease, sublease the Subleased Premises, transfer any interest of Sublessee therein, or permit any use of the Subleased Premises by another party (“Transfer”) without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed, and the consent of Master Lessor. Sublessee acknowledges that Section 28.3 of the Master Lease provides that any sublessee of Sublessor shall not have a right to further assign or sublet the Subleased Premises, but Sublessor shall use reasonable good faith efforts to cooperate with Sublessee in attempting to obtain Master Lessor’s consent to any further sublease or assignment by Sublessee. Sublessor shall not unreasonably withhold or delay its consent to a requested assignment or sublease proposed by Sublessee, but the foregoing agreement of Sublessor shall not be deemed to relieve Sublessee of the obligation to obtain Master Lessor’s consent thereto, and if Master Lessor refuses its consent to any further assignment or sublease by Sublessee, Sublessor’s consent shall be deemed null and void and of no force or effect. Any Transfer without the consents required by this Paragraph shall be void and shall, at the option of Sublessor, terminate this Sublease. Sublessor’s consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease unless the consent expressly so provides.

B. Excess Rents. Except for a Permitted Transfer (as defined in Section 23.4 of the Master Lease), if Sublessor and Master Lessor approve an assignment or subletting, Sublessee shall pay to Sublessor, as Additional Sublease Rent, one hundred percent (100%) of the Transfer Profits, as defined in Section 23.5 of the Master Lease.

C. Sublessor’s Recapture Right. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, in the event of a proposed Transfer (other than a Permitted Transfer) of substantially all of the Subleased Premises for substantially all of the remaining Term, Sublessor shall have the right to recapture the Subleased Premises, in which case this Sublease shall terminate as to all of the Subleased Premises.

11. USE. Sublessee may use the Subleased Premises only for general office and research and development activities associated with biotechnology/pharmaceutical services, as set forth in the “Permitted Use” section of the Basic Lease Information of the Master Lease and in Article 9 of the Master Lease (to the extent incorporated into this Sublease), and for no other purposes. The use of the Subleased Premises by Sublessee shall be in accordance with all applicable law. Sublessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction, or going out of business, fire or bankruptcy sale upon the Subleased Premises without first having obtained Sublessor’s prior written consent. Sublessee, at Sublessee’s sole cost and expense, shall obtain and maintain in force during the Term of this Sublease all permits, licenses and approvals required or necessary for the conduct of the activities of Sublessee on the Subleased Premises. Sublessee shall comply with all rules and regulations promulgated from time to time by Master Lessor.

12. EFFECT OF CONVEYANCE. AS used in this Sublease, the term “Sublessor” means the holder of the tenant’s interest under the Master Lease. In the event of any transfer of said tenant’s interest, as of the date of such transfer Sublessor shall be and hereby is entirely relieved of all covenants and obligations of the Sublessor hereunder accruing after the date of the transfer,

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and it shall be deemed and construed, without further agreement between the parties, that the transferee has assumed and shall carry out all covenants and obligations to be performed by Sublessor hereunder from and after the date of the transfer. Sublessor shall transfer and deliver any security of Sublessee to the transferee of said tenant’s interest in the Master Lease, and thereupon the Sublessor shall be discharged from any further liability with respect thereto.

13. ACCEPTANCE. The parties acknowledge and agree that Sublessee is subleasing the Subleased Premises on an “as is” basis as set forth in Paragraph 7 above, subject, however, to the provisions of Paragraphs 14.B., 31 and 35 below, and that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises except as otherwise expressly set forth in this Sublease.

14. IMPROVEMENTS.

A. Sublessee’s Alterations. No alterations or improvements shall be made to the Subleased Premises except in strict accordance with this Sublease and Article 12 of the Master Lease, and with the prior written consent of both Master Lessor and Sublessor, which consent of Sublessor shall not be unreasonably withheld or delayed. Sublessor approves in concept (with final approval, which shall not be unreasonably withheld or delayed, subject to review of Sublessee’s plans and specifications in connection therewith) Sublessee’s installation of a laboratory bench in the Subleased Premises (“Bench”). Nothing contained in the foregoing conceptual approval, however, shall relieve Sublessee from the obligation to obtain Master Lessor’s consent to the Bench in accordance with the Master Lease. If Sublessee intends to construct alterations or improvements to the Subleased Premises, other than the Bench, Sublessee shall be obligated to obtain Sublessor’s and Master Lessor’s prior written consent to such alterations or improvements. Any alteration or improvement undertaken by Sublessee, including the Bench, shall be performed in accordance with the provisions of Article 12 of the Master Lease, with all required governmental permits and in compliance with all applicable laws. Sublessor shall not be required to provide a tenant improvement allowance to Sublessee in connection with Sublessee’s construction of any improvements to the Subleased Premises, including the Bench, and any such improvements, including the Bench, shall be installed at Sublessee’s sole cost and expense. Upon the expiration or earlier termination of this Sublease, Sublessee, at its sole cost and expense, shall be responsible for removing any and all alterations or improvements installed in the Subleased Premises by Sublessee, and restoring the Subleased Premises to its condition immediately prior to the alteration or improvement, ordinary wear and tear, damage by casualty and condemnation excepted, unless Master Lessor and/or Sublessor notify Sublessee in writing that Master Lessor and/or Sublessor will not require Sublessee to remove such alterations or improvements. Notwithstanding the foregoing, Sublessee hereby acknowledges that Sublessee shall be required to remove the Bench upon the expiration or earlier termination of this Sublease, and to restore any portion of the Subleased Premises affected by the Bench to its condition immediately prior to the installation thereof.

B. Sublessor’s Improvements. Not later than the Commencement Date, Sublessor, at no cost to Sublessee, shall install a card access system and fire wall to complete the demising of the Subleased Premises from the balance of the third floor of the Building (“Demising Improvements”). In addition, Sublessor, at no cost to Sublessee but subject to the prior written consent of Master Lessor, shall remove the chemistry hoods identified on Exhibit

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C, attached hereto and incorporated by reference herein, and install in place of the hoods two (2) laboratory benches of a quality consistent with the laboratory benches already located within the Subleased Premises (“Sublessor Improvements”). Each laboratory bench shall have one (1) sink. The Demising Improvements and the Sublessor Improvements shall be constructed in compliance with the provisions of the Master Lease and all applicable law, in a good and workmanlike manner, free of defects and using materials and equipment of good quality. Sublessee acknowledges and agrees that the Sublessor Improvements will not be completed by January 1, 2003. Sublessor shall use reasonable efforts to minimize interference with Sublessee’s business operations in constructing the Sublessor Improvements, which shall, in any event, be completed no later than March 31, 2003. Sublessee shall not be required to remove the Demising Improvements or the Sublessor Improvements upon the expiration or earlier termination of this Sublease.

15. WAIVER OF SUBROGATION AND RELEASE. Sublessor hereby releases Sublessee, and Sublessee hereby releases Sublessor, and each of their respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Subleased Premises which is caused by or results from a peril or event or happening which is covered by property insurance actually carried and in force at the time of the loss by the party sustaining such loss or required to be carried hereunder. Sublessee shall give notice to all insurance carriers that the foregoing mutual waiver of subrogation is contained in this Sublease, and shall obtain from such insurance carriers a waiver of the rights of subrogation. Except where caused by the negligence or willful misconduct of Sublessor or as otherwise set forth in Section 8.B., Sublessor shall not be liable to Sublessee, nor shall Sublessee be entitled to terminate this Sublease or to abate Rent for any reason, including, without limitation: (i) failure or interruption of any utility system or service; or (ii) failure of Master Lessor to maintain the Subleased Premises as may be required under the Master Lease. Notwithstanding the foregoing to the contrary, to the extent that Rent is abated for Sublessor with respect to the Subleased Premises pursuant to the terms of the Master Lease, Sublessee’s Rent obligations with respect to the Subleased Premises also shall be abated. Sublessor and Sublessee are corporations, and the obligations of Sublessor and Sublessee shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of such corporations.

16. DEFAULT. Sublessee’s performance of each of its obligations under this Sublease constitutes a condition as well as a covenant, and Sublessee’s right to continue in possession of the Subleased Premises is conditioned upon such performance. In addition, Sublessee shall be in material default of its obligations under this Sublease if Sublessee is responsible for the occurrence of any of the events of default set forth in Article 24 of the Master Lease.

17. REMEDIES. In the event of any default by Sublessee under this Sublease (including, without limitation, a default pursuant to Article 24 of the Master Lease), Sublessor shall have all remedies provided by applicable law and in equity, including, without limitation, all rights pursuant to Article 25 of the Master Lease. Sublessor may resort to its remedies cumulatively or in the alternative.

18. SURRENDER. Subject to the provisions of Paragraph 14 above, on or before the Expiration Date or earlier termination of this Sublease, Sublessee shall remove all of its trade

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fixtures and all alterations and improvements (unless Master Lessor and Sublessor have notified Sublessee in writing that they will not require Sublessee to remove its alterations and improvements), and shall surrender the Subleased Premises to Sublessor in the same condition as received, ordinary wear and tear and damage by casualty and condemnation and any obligations of Sublessor under this Sublease excepted. Any damage or deterioration of the Subleased Premises shall not be deemed ordinary wear and tear if the same could have been prevented by customary and ordinary maintenance practices. Not later than the expiration of the Term of this Sublease or the date of any sooner termination, Sublessee shall repair any damage to the Subleased Premises occasioned by the installation or removal of Sublessee’s trade fixtures, furnishings, equipment, alterations or improvements and personal property, and to the extent that Sublessee has reconfigured the Furniture or Equipment, Sublessee shall return the Furniture and Equipment to the location and configuration in which they were received from Sublessor. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the maximum rate permitted by law. Sublessee shall indemnify, defend, protect and hold harmless Sublessor against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including attorneys’ and experts’ fees) resulting from Sublessee’s delay in surrendering the Subleased Premises, including, without limitation, any claim made by Master Lessor or any succeeding tenant or subtenant founded on or resulting from such failure to surrender. The indemnification set forth in this Paragraph shall survive the expiration or earlier termination of this Sublease. Notwithstanding anything contained herein or the Master Lease to the contrary, Sublessee shall have no responsibility for the removal and/or restoration of any alterations or improvements to the Subleased Premises if not installed or constructed by Sublessee.

19. BROKERS. Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction, except for BT Commercial, representing Sublessor, and Cornish & Carey Commercial, representing Sublessee. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees, or other compensation made by any other agent, broker, salesman or finder as a consequence of said party’s actions or dealings with such other agent, broker, salesman, or finder. The warranties and representations contained in this Paragraph 19 shall survive the termination of this Sublease. Sublessor shall be responsible for payment of a brokerage commission in connection with this transaction pursuant to a separate agreement between Sublessor and BT Commercial.

20. NOTICES. Unless five (5) days’ prior written notice is given in the manner set forth in this Paragraph, the addresses of Sublessor and Sublessee for all purposes connected with this Sublease shall be the addresses set forth below their respective signatures. All notices, demands, or communications in connection with this Sublease shall be considered received when (i) personally delivered, or (ii) if properly addressed and sent by either nationally recognized overnight courier or deposited in the mail (registered or certified, return receipt requested, and postage prepaid), on the date shown on the return receipt or other documentation for acceptance or rejection. All notices given to the Master Lessor under the Master Lease shall be considered received only when delivered in accordance with Article 33 of the Master Lease to 135 North Los Robles Avenue, Suite 250, Pasadena, California 91101.

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21. SEVERABILITY. If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.

22. AMENDMENT. This Sublease may not be amended except by the written agreement of all parties hereto.

23. ATTORNEYS’ FEES. In the event of any dispute between the parties arising under this Sublease, or the breach of any covenant or condition under this Sublease, then the prevailing party shall be entitled to have and recover from the party not so prevailing, the prevailing party’s reasonable costs and reasonable attorneys’ fees incurred in any dispute, collection or attempted collection, negotiation relative to the obligations contained herein, or action or proceeding brought to enforce this Sublease, whether such costs and fees are incurred in taking any action under this Sublease or in any judicial proceeding (including appellate proceedings). “Prevailing party” for the purposes of this Paragraph 23 shall include, without limitation, the party who receives from the other party the sums allegedly due, performance of the covenants allegedly breached, consideration substantially equal to that which was demanded, or substantially the relief or consideration sought, whether or not any judicial proceeding is commenced or prosecuted to final judgment, or a party who dismisses a judicial action in return for substantially the performance or relief sought or in the payment of the sums allegedly due.

24. OTHER SUBLEASE TERMS.

A. Incorporation By Reference. Except as otherwise provided in this Sublease, the terms and conditions of this Sublease shall include various Sections of the Master Lease, which are incorporated into this Sublease as if fully set forth, except that: (i) each reference in such incorporated Sections to “Lease” shall be deemed a reference to “Sublease”; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as expressly set forth herein; (iv) each reference to “Term” shall be deemed a reference to the Term of this Sublease; (v) except as otherwise set forth in this Sublease, with respect to work, services, repairs, restoration, provision of insurance or the performance of any other obligation of Master Lessor under the Master Lease relative to the Subleased Premises, the sole obligations of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, to use Sublessor’s commercially reasonable efforts to obtain the Master Lessor’s performance thereof, and to exercise such rights and remedies under the Master Lease without delay as are available to Sublessor in the event Master Lessor fails to perform such obligations, all at Sublessee’s sole cost and expense; (vi) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Lease, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults (provided, however, that if any cure period provides for three (3) days or less to perform, Sublessee shall have two (2) business days to perform); (vii) Sublessor shall have no liability to Sublessee with respect to (a) representations and warranties made by Master Lessor under the Master Lease, (b) any indemnification obligations of Master Lessor under the Master Lease, or other obligations or liabilities of Master

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Lessor under the Master Lease with respect to compliance with laws, condition of the Subleased Premises or Hazardous Materials, except to the extent expressly incorporated into this Sublease, and (c) obligations of Master Lessor under the Master Lease to repair, maintain, restore or insure all or any portion of the Subleased Premises; and (viii) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such consent must be obtained from both the Master Lessor and Sublessor, and the approval of Sublessor may be withheld if the Master Lessor’s consent is not obtained. In the event of a conflict between the provisions of the Master Lease and the provisions of this Sublease, as between Sublessor and Sublessee the provisions of this Sublease shall control.

The following Sections of the Master Lease hereby are incorporated into this Sublease:

Basic Lease Information Sections “Landlord”, “Landlord’s Address”, “Tenant”, “Tenant’s Contact Person”, “Tenant’s Address”, “Premises Address”, “Project”, “Building”, “Tenant’s Proportionate Share of Project” (with “Tenant” meaning Sublessor), “Tenant’s Proportionate Share of Building” (with “Tenant” meaning Sublessor), “Expiration Date” and “Permitted Use”;

Article 1;

Section 2.1, except that (i) the first and third sentences hereby are deleted, and (ii) references to “Landlord” in the second sentence shall mean only Master Lessor;

Section 2.2(c), except that “Tenant” shall mean only Sublessor with respect to required payments or implementation of programs;

Section 2.3, except that references to “Landlord” in Sections 2.3(a) and 2.3(b) shall mean only Master Lessor; provided, however, that the reference to “Landlord” in the fourth line of Section 2.3(b) shall mean both Master Lessor and Sublessor, and provided further, however, that if parking is reduced by Master Lessor under the Master Lease, Sublessee’s parking shall only be reduced on a pro-rata basis;

Sections 4.2 through 4.4, except that (i) references to “Landlord” in subsection (ii) in Section 4.2.1, Sections 4.2.2, 4.2.4, 4.2.6, 4.2.7, 4.2.8, 4.2.9 and the last paragraph of Section 4.2 shall mean only Master Lessor, and (ii) the fifth, sixth and seventh sentences of Section 4.2.1 hereby are deleted, and except that the first paragraph of Section 4.2 is deleted in its entirety (except that the definition of “Expenses” shall be as defined therein), and except that Sublessee’s payment obligations with respect to the items enumerated in such Section shall be in accordance with the terms of this Sublease;

Section 4.6;

Articles 5 and 6, except that (i) references to “Landlord” in Section 5.2(b) shall mean only Master Lessor, and (ii) references to “Landlord” in the first sentence of Section 5.1 shall mean only Sublessor, except that Sublessee’s payment obligations with respect to the items listed in Section 5.1 shall be in accordance with the terms of this Sublease and nothing herein shall be deemed to release Sublessee from its obligations to pay its own telephone, telecommunications and data costs, fees, charges and expenses as set forth in Paragraph 4.B. above;

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Article 9, except that (i) references to “Landlord” in the second, fifth and ninth sentences of Section 9.3 shall mean only Master Lessor; (ii) references in Section 9.2(a) to “Landlord” shall mean only Master Lessor, and (iii) references in Section 9.2(b)(l) to “Tenant” shall mean Sublessor and Sublessee, except that the obligations to pay costs as set forth in such subsection shall be the obligation of Sublessor unless the cost is a result of any improvements or alterations made or proposed to be made by Sublessee;

Articles 11 and 12, except that (i) Section 11.1 hereby is deleted in its entirety; (ii) the last phrase of the first sentence of Section 11.2 (beginning with “and (B) all Tenant improvements. . .”) and the second sentence of Section 11.2 hereby are deleted; (iii) the reference in Section 12.2 to “Thirty Thousand Dollars ($30,000.00)” shall be revised to read “Ten Thousand Dollars ($10,000.00)”, (iv) the reference in Section 12.2 to “Two Hundred Thirty Thousand Dollars ($230,000.00)” shall be revised to read “Twenty Thousand Dollars ($20,000.00)”, and (v) the last two sentences of Section 12.6 hereby are deleted;

Article 13, except that (i) references to “Tenant” in Section 13.1 shall mean only Sublessor (except for Sublessee’s signage, if any, which shall be the sole responsibility of Sublessee), and except that Sublessee’s payment obligations with respect to the items listed in Section 13.1 shall be in accordance with the terms of this Sublease, and (ii) references to “Landlord” in Section 13.2 and in the second, third and fourth sentences of Section 13.3 shall mean only Master Lessor;

Articles 14 through 16, except that (i) references to “Landlord” in Article 14 shall mean only Master Lessor, and (ii) the phrase “including, without limitation, the covenant set forth in Paragraph 9.2(a) above” in Section 16.1 hereby is deleted;

Articles 17 through 20;

Article 21, except that (i) references to “Landlord” in Sections 21.1, 21.2, 21.3, 21.4 and 21.6 shall mean only Master Lessor, and (iii) Sublessee shall not exercise the termination right provided by Section 21.4 without the prior written consent of Sublessor, which shall not be unreasonably withheld or delayed;

Article 22, except that (i) references to “Landlord” in Article 22 shall mean only Master Lessor, and (ii) Sublessee shall not exercise the termination right provided by Section 22(a) without the prior written consent of Sublessor, which shall not be unreasonably withheld or delayed;

Articles 23 through 26, except that (i) references in Section 24(i) to “Paragraph 7” of the Master Lease shall mean Paragraph 5 of this Sublease, and (ii) Section 24(o) hereby is deleted;

Section 27.2;

Articles 28 through 31, except that (i) references to “Landlord” in Articles 29 and 31 shall mean only Master Lessor, and (ii) references in Article 28 to “Tenant’s Property” shall mean Sublessee’s personal property located in the Building, excluding the Furniture and Equipment (as described in Paragraph 30.B. below;

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Article 32, except that (i) the references in Article 32 to “Exhibit E” shall be deemed a reference to Exhibit G attached hereto, (ii) the last two sentences of Section 32.3 shall mean only Master Lessor and (iii) references in Section 32.11 to “Landlord” shall mean only Master Lessor;

Article 33, but only for purposes of sending notices to Master Lessor;

Article 34;

Articles 36 and 37, except that references to “Landlord” in Section 36.2 shall mean only Master Lessor;

Articles 39 through 42, except that (i) references to “Landlord” in Articles 39 and 42 shall mean only Master Lessor, and (ii) references to “Landlord” in Article 41 shall mean only Master Lessor; provided, however, that the reference in the third sentence of Article 41 shall mean both Master Lessor and Sublessor;

Articles 44 through 48;

Article 50, except that (i) references to “Landlord” in the second sentence of Section 50.1 shall mean only Master Lessor, and (ii) Sublessor shall exercise the rights set forth in Article 50 on a non-discriminatory basis; and

Exhibits A-2, the second sentence of Exhibit C, and Exhibits D, E and F (except that the reference to “Tenant” in Exhibit F shall mean only Sublessor).

B. Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease with respect to the Subleased Premises during the Term to the extent incorporated herein; (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease with respect to the Subleased Premises during the Term to the extent incorporated herein; and (iii) to hold Sublessor free and harmless of and from all liability, judgments, costs, out-of-pocket damages (excluding punitive or consequential damages [i.e., lost profits, lost business opportunity]), claims, demands, and expenses (including reasonable attorneys’ and experts’ fees) arising out of Sublessee’s failure to comply with or to perform Sublessee’s obligations hereunder or the obligations of the “Tenant” under the Master Lease as herein provided, or to act or omit to act in any manner which will constitute a breach of the Master Lease. The foregoing indemnification shall survive the termination of this Sublease.

C. Sublessor’s Obligations. Sublessor hereby agrees to maintain the Master Lease in force during the entire Term of this Sublease, and to pay rent to Master Lessor in accordance with the terms of the Master Lease, subject, however, to any earlier termination of the Master Lease without the fault of Sublessor. Sublessor promptly shall deliver to Sublessee copies of all notices, demands and requests, including notices of default, that Sublessor may receive under the Master Lease. Sublessor represents and warrants to Sublessee that the Master Lease is in full force and effect, and that no default or event that, with the passing of time or the giving of notice or both, would constitute a default, exists on the part of Sublessor, or, to the best

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of Sublessor’s actual knowledge, the Master Lessor. Sublessor shall not voluntarily terminate, amend or modify the Master Lease in such a manner as to materially adversely affect Sublessee’s use of the Subleased Premises or materially increase the obligations or materially diminish the rights of Sublessee hereunder, without the prior written consent of Sublessee, which shall not be unreasonably withheld or delayed.

25. CONDITION PRECEDENT. The Commencement Date and Sublessor’s and Sublessee’s rights and obligations hereunder are conditioned upon receipt by Sublessor of Master Lessor’s written consent to this Sublease, in form and content reasonably acceptable to Sublessor and Sublessee. Sublessee shall provide to Master Lessor all financial and other information requested by Master Lessor pursuant to Article 23 of the Master Lease. If Sublessor fails to obtain the Master Lessor’s consent within fifteen (15) days after the date on which Sublessor delivers to Master Lessor a copy of this Sublease executed by Sublessor and Sublessee, then Sublessee may terminate this Sublease by giving Sublessor five (5) days’ prior written notice, in which case this Sublease shall terminate on the day following the last day of the five (5) day notice period (unless Master Lessor’s consent is obtained and Sublessor delivers the Subleased Premises during such five (5)- day period, in which case this Sublease shall remain in full force and effect), neither party shall have any further rights or obligations hereunder and Sublessor shall return to Sublessee the Letter of Credit and all sums paid by Sublessee to Sublessor in connection with Sublessee’s execution hereof. If Sublessee has not exercised its termination right as set forth in this Paragraph and Sublessor has not obtained the Master Lessor’s consent within forty-five (45) days after the date on which Sublessor delivers to Master Lessor a copy of this Sublease executed by Sublessor and Sublessee, Sublessor shall have the right to terminate this Sublease by giving Sublessee written notice, in which case this Sublease shall terminate as of the date of Sublessor’s written notice, neither party shall have any further rights or obligations hereunder and Sublessor shall return to Sublessee the Letter of Credit and all sums paid by Sublessee to Sublessor in connection with Sublessee’s execution hereof. The return of the Letter of Credit and all sums paid by Sublessee to Sublessor shall be Sublessee’s sole and exclusive remedy in the event of a termination pursuant to the foregoing sentence.

26. NO OFFER. Submission of this Sublease for examination or signature by Sublessee does not constitute a reservation of, option for or option to sublease, and such submission is not effective as a sublease or otherwise until execution and delivery hereof by both Sublessor and Sublessee, subject, however, to the provisions of Paragraph 25 above.

27. SUBLESSEE’S FINANCIAL STATEMENTS. Not more than once each calendar year during the Term, Sublessee shall provide to Sublessor, within ten (10) days after receipt of Sublessor’s written request therefor, Sublessee’s year-end audited financial statements, prepared in accordance with generally accepted accounting principles. Sublessor shall keep such financial statements confidential except to the extent it is necessary to provide such information to its third party accountants or attorneys in the normal course of Sublessor’s business, and require such third party accountants or attorneys to keep the same confidential, or when Sublessor is required to release, such information by a court of competent jurisdiction or by applicable law.

28. HOLDING OVER. No right to hold over in the Premises is granted hereby. If Sublessee remains in possession of the Subleased Premises or any part thereof after the

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expiration of the Term hereof with the prior consent of Sublessor and Master Lessor, such occupancy shall be a tenancy from month-to-month upon all the provisions of this Sublease pertaining to the obligations of Sublessee, except that Monthly Base Rent shall be increased to an amount equal to the greater of 150% of the Monthly Base Rent paid during the last month of the Term and the then-fair market value of the Subleased Premises, and any other sums due hereunder shall be due and payable in the amount and at the time specified in this Sublease. If Sublessee holds over in the Subleased Premises after the expiration or sooner termination of the Term of this Sublease without the prior written consent of Sublessor and Master Lessor, such occupancy shall be a tenancy at sufferance upon all the provisions of this Sublease, except that Monthly Base Rent shall increase to an amount equal to the greater of 200% of the Monthly Base Rent paid during the last month of the Term and the then-fair market value of the Subleased Premises, all other sums due under this Sublease shall remain due and payable and Sublessee shall indemnify, defend, protect and hold harmless Sublessor and Master Lessor from and against any and all claims for damages as the result of the failure of Sublessee to surrender the Subleased Premises in the condition required by this Sublease upon the expiration or sooner termination of the Term of this Sublease, including, without limitation, claims made by any succeeding tenant or subtenant. The foregoing indemnification shall survive the expiration or earlier termination of this Sublease.

29. COUNTERPARTS; FACSIMILE SIGNATURES. This Sublease may be executed in counterparts, each of which, when taken together as a whole, shall constitute one (1) original document. Facsimile signature pages are acceptable.

30. EXPENSE, FURNITURE, SERVICES REIMBURSEMENTS.

A. Expense Reimbursement. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, Sublessor shall provide to Sublessee and perform during the Term all services and repairs and maintenance relating to Sublessee’s use of the Subleased Premises, including, without limitation: (i) water, sewer use, sewer discharge fees, gas, heat, air conditioning, ventilation, electricity, refuse pick-up, janitorial service (including, without limitation, exterior and interior window washing) and all other utilities serving the Subleased Premises; (ii) all building service contracts; (iii) maintenance and repair of the Subleased Premises; (iv) other facilities expenses not included in the foregoing; and (v) provision of payment of personal property taxes and insurance to the extent not the obligation of Sublessee pursuant to Paragraph 4.B. above. Sublessee shall reimburse to Sublessor as Additional Sublease Rent a portion of the costs relating to the above, and such sums herein are defined as the “Expense Reimbursement”. Sublessee’s monthly Expense Reimbursement during the Term shall equal $1.29 per rentable square foot of the Subleased Premises per month, or $13,566.61, which Expense Reimbursement shall be paid by Sublessee to Sublessor each month during the Term at the time that Monthly Base Rent is due and payable.

B. Furniture, Equipment Reimbursement. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, during the Term of this Sublease, Sublessee, shall be permitted to use the furniture and other personal property (“Furniture”) currently located in the Subleased Premises and more particularly described on Exhibit D attached hereto and incorporated by reference herein, as well as all of the equipment (“Equipment”) currently located in the Subleased Premises and more particularly described on

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Exhibit D. Except as otherwise set forth herein, Sublessor makes no representation or warranty of any kind with respect to the Furniture or the Equipment, including, without limitation, the condition or fitness of the Furniture or the Equipment for Sublessee’s proposed or actual use thereof, provided, however, that Sublessor does hereby represent and warrant that it has the right to lease the Equipment and the Furniture to Sublessee during the Term of this Sublease. If Sublessor encumbers the Furniture or the Equipment to an equipment lease during the Term, Sublessor first shall obtain the consent of the equipment lessor to the provisions of this Paragraph, and Sublessee shall execute all documents reasonably required by the equipment lessor as a condition to its consent. Sublessor shall fulfill all of its obligations under any equipment lease. Sublessor hereby represents and warrants that the Equipment and the Furniture are in good condition and repair as of the Commencement Date, and during the Term Sublessor shall repair and maintain the Equipment and the Furniture as set forth in Paragraph 31 below. Sublessee shall surrender the Furniture and the Equipment to Sublessor on the Expiration Date in the condition and location received, normal wear and tear, damage by casualty and condemnation and obligations of Sublessor under this Sublease excepted.

In consideration for the use of the Furniture and the Equipment, Sublessee shall reimburse to Sublessor as Additional Sublease Rent on a monthly basis during the Term a Furniture and Equipment reimbursement (collectively, “Furniture Reimbursement”) in the amount of $0.64 per rentable square foot of the Subleased Premises per month, or $6,725.76, which Furniture Reimbursement shall be paid by Sublessee to Sublessor each month during the Term at the time that Monthly Base Rent is due and payable.

C. Services Reimbursement. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, Sublessor shall provide to Sublessee during the Term all of the services more particularly described on Exhibit E attached hereto and incorporated by reference herein (“Services”) in sufficient quantities and quality as may be mutually agreed to by the parties from time to time for Sublessee’s use of and business operations within the Subleased Premises. Sublessee shall reimburse to Sublessor as Additional Sublease Rent a portion of the costs relating to the Services, and such reimbursement is defined herein as the “Services Reimbursement”. Sublessee’s monthly Service Reimbursement during the Term shall equal $0.25 per rentable square foot of the Subleased Premises per month, or $2,627.25, which Expense Reimbursement shall be paid by Sublessee to Sublessor each month during the Term at the time that Monthly Base Rent is due and payable.

D. Reimbursements. The Expense Reimbursement, the Furniture Reimbursement and the Services Reimbursement shall be referred to in this Sublease from time to time as the “Reimbursements”.

31. MAINTENANCE AND REPAIR OF SUBLEASED PREMISES, FURNITURE, EQUIPMENT. Notwithstanding anything to the contrary contained in the Master Lease or this Sublease, all maintenance and repair of the Subleased Premises (including water systems, vacuum pumps, air lines, CAT5 wiring and telecommunications lines serving the Subleased Premises), when the need for maintenance and/or repair is required and is not otherwise the obligation of Master Lessor under the Master Lease, shall be the obligation of Sublessor pursuant to the terms of the Master Lease (except for Sublessee’s signage, as set forth in Paragraph 32 below). Sublessor shall maintain the Furniture and Equipment in good condition

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and repair, including the making of any replacements thereto as may be required in Sublessor’s reasonable discretion. Sublessee shall so notify Sublessor in writing of the need for maintenance or repair of the Subleased Premises, the Furniture or the Equipment, and Sublessor shall perform such maintenance and/or repair within a reasonable time. Notwithstanding the foregoing sentence, Sublessor shall use diligent good faith efforts to perform any maintenance or repairs required by this Paragraph in accordance with the timing and standards with which Sublessor performs its own maintenance and repairs. With respect to the Furniture or the Equipment, Sublessor shall perform maintenance pursuant to any ongoing maintenance contracts with licensed professionals, and shall perform any required repairs promptly so as to minimize any interruption in Sublessee’s business operations. The costs for maintenance and repairs of the Subleased Premises, the Furniture and the Equipment shall be included in the Expense Reimbursement payable by Sublessee pursuant to Paragraph 30 above. In no event shall Sublessor be required to maintain or repair the Subleased Premises (including, without limitation, the water systems, vacuum pumps, air lines, CAT5 wiring and telecommunication lines serving the Subleased Premises), or maintain, repair and/or replace the Furniture or the Equipment, when the need for such maintenance, repair and/or replacement is the result of any negligence, willful misconduct or omission of Sublessee, its agents, employees, contractors, sublessees or assignees, the maintenance, repair and/or replacement with respect to which shall be the sole obligation of Sublessee. If Sublessor shall fail to provide any of the Services required to be provided by Paragraph 30 above or to perform any of the maintenance and repairs of the Subleased Premises, the Furniture or the Equipment required under this Paragraph, for a period of five (5) consecutive business days after receipt of written notice from Sublessee, and such failure is due solely to the negligence or willful misconduct of Sublessor, then notwithstanding any other provision of this Sublease or the Master Lease to the contrary, the Rent hereunder shall be abated until the maintenance or repair has been completed in a proportion equal to the damage caused to Sublessee by such failure, as reasonably determined (with reasonable supporting documentation in connection therewith) by Sublessee.

32. SIGNAGE. Subject to obtaining the prior written approval of Master Lessor and Sublessor, Sublessee, at Sublessee’s sole cost and expense, shall be entitled to Sublessee’s Share of the signage permitted by Article 18 of the Master Lease.

33. COMMON AREA RECEPTION. Sublessor and Sublessee acknowledge and agree that both parties anticipate using the existing reception area located on the ground floor of the Premises as a common area, accessible to both parties. In addition, Sublessor shall provide either a receptionist or a security guard to be located in the reception area. Sublessee shall pay to Sublessor Sublessee’s Share of the start-up and monthly costs arising out of Sublessor’s hiring of the receptionist or security guard as Additional Sublease Rent within twenty (20) days after receipt of Sublessor’s invoices therefor.

34. HAZARDOUS MATERIALS. Sublessee may store and use on the Subleased Premises, in accordance with the provisions of Article 32 of the Master Lease, the Hazardous Materials identified on the Hazardous Materials Disclosure Certificate to be prepared and executed by Sublessee in the form attached hereto as Exhibit G and incorporated by reference herein, so long as consent to the storage and use of such Hazardous Materials by Sublessee has been granted in writing by Sublessor and Master Lessor. Sublessee shall provide an executed

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copy of the completed Hazardous Materials Disclosure Certificate to Sublessor not later than the date of execution of this Sublease by Sublessee.

A. Sublessee’s Indemnification. In addition to Sublessee’s other indemnity obligations under this Sublease, Sublessee shall protect, indemnify, defend upon demand with counsel reasonably acceptable to Sublessor, and hold harmless Sublessor and Master Lessor and their respective officers, directors, employees, agents, successors and assigns from and against any and all liabilities, losses, claims, actual out-of-pocket damages (excluding punitive and consequential damages [i.e., lost profits, lost business opportunity]), interest, penalties, fines, monetary sanctions, attorneys’ fees, experts’ fees, court costs, remediation costs, investigation costs, and other expenses to the extent caused by the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Premises, the Building or the Project by Sublessee or Sublessee’s agents, employees, contractors, sublessees, assignees or licensees.

B. Sublessor’s Indemnification. Sublessor shall protect, indemnify, defend upon demand with counsel reasonably acceptable to Sublessee, and hold harmless Sublessee and its officers, directors, employees, agents, successors and assigns from and against any and all liabilities, losses, claims, actual out-of-pocket damages [excluding punitive and consequential damages [i.e., lost profits, lost business opportunity]), interest, penalties, fines, monetary sanctions, attorneys’ fees, experts’ fees, court costs, remediation costs, investigation costs, and other expenses to the extent caused by the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Premises, the Building or the Project by Sublessor or Sublessor’s agents, employees, contractors, successors, assignees or licensees.

C. Survival. The foregoing indemnifications shall survive the expiration or earlier termination of this Sublease.

D. Sublessee’s Responsibility. Except to the extent that the Hazardous Material in question was released, emitted, used, stored, manufactured, transported or discharged on, in, under or about the Premises, the Building or the Project by Sublessee, or its agents, employees, contractors, sublessee, assignees or licensees, Sublessee shall not be responsible for costs or liabilities with respect to any Hazardous Material present on or about the Premises, the Building or the Project.

35. TELEPHONE SOFTWARE. On or prior to the Commencement Date, Sublessor shall install in the Subleased Premises partitioning software (“Software”) to enable Sublessee to use Sublessor’s existing telephone system. Sublessee shall use reasonable efforts to minimize interference with Sublessee’s business operations in installing the Software. The Software shall be installed in compliance with the provisions of the Master Lease and all applicable law, in a good and workmanlike manner, free of defects and using materials and equipment of good quality. Upon the execution of this Sublease by Sublessee, Sublessee shall pay to Sublessor the sum of $13,500.00 to reimburse Sublessor for the cost of installing the Software. Sublessee shall use Sublessor’s telephone consultants so as to minimize interference with Sublessor’s existing telephone system. Sublessor shall have the right to shut the telephone system down for maintenance and upgrades, but Sublessor shall provide prior notice to Sublessee of any scheduled maintenance or upgrade. Sublessor shall not be liable in any manner to Sublessee if

20.

the telephone system goes down or service is interrupted under any circumstances beyond the reasonable control of Sublessor, but Sublessor shall use diligent good faith efforts to reestablish service in accordance with the timing and standards with which Sublessor works to reestablish its own telephone service. Notwithstanding anything to the contrary contained in this Paragraph, Sublessee shall be responsible for payment of all telephone costs, charges, fees and expenses to the provider as set forth in Paragraph 4.B. above.

36. T-1 LINE. Not later than the Commencement Date, Sublessor shall provide Sublessee with a temporary connection to its T-1 line. Sublessee shall be responsible for providing the required trunk lines. Also not later than the Commencement Date, Sublessee shall order its own T-1 line. In connection with its temporary use of Sublessor’s T-1 line, Sublessee shall use Sublessor’s network consulting group, Clarke Consulting, LLC, and shall comply with SBC/Pacific Bell internet usage guidelines so as not to interfere with Sublessor’s use of its T-1 line. At the time that Sublessee pays Monthly Base to Sublessor, Sublessee shall pay to Sublessor as Additional Sublease Rent the sum of $1,000.00 for each month that Sublessee uses Sublessor’s T-1 line (prorated on the basis of a thirty (30)- day month). Sublessee also shall pay to Sublessor, within twenty (20) days after receipt of Sublessor’s invoice(s) therefor, the cost of the labor actually incurred by Sublessor in relocating and programming the T-1 line for Sublessee’s temporary use. Except where caused by the gross negligence or willful misconduct of Sublessor, Sublessee shall indemnify, protect, defend and hold Sublessor harmless of and from all liability, judgments, costs, damages (excluding punitive but including consequential damages [i.e., lost profits, lost business opportunity]), claims, demands, and expenses (including reasonable attorneys’ and experts’ fees) arising out of Sublessee’s use of Sublessor’s T-1 line. Sublessee shall have the right to terminate the use of Sublessor’s T-1 line at any time by providing prior notice of such termination to Sublessor.

37. SUBLESSEE’S EQUIPMENT FINANCING. Sublessor acknowledges that Sublessee may enter with a third party an equipment lease or similar arrangement relative to Sublessee’s personal property (excluding the Furniture and the Equipment) to be located on the Subleased Premises. Sublessor waives any and all rights, title and interest Sublessor now has, or hereafter may have, whether statutory or otherwise, to Sublessee’s personal property (“Collateral”) located at the Subleased Premises. Sublessor acknowledges that Sublessor has no lien, right, claim, interest or title in or to the Collateral. Sublessor further agrees that Sublessee shall have the right, at its reasonable discretion, to mortgage, pledge, hypothecate or grant a security interest in the Collateral as security for its obligations under any equipment lease or other financing arrangement related to the conduct of Sublessee’s business at the Subleased Premises. Sublessor further agrees to execute and deliver within ten (10) business days after receipt by Sublessor any reasonable documentation (as determined in Sublessor’s sole but reasonable discretion) reasonably required by Sublessee’s equipment lessor to be executed by Sublessor in connection with any such lease or financing arrangement, setting forth that Sublessor waives, in favor of such party, any superior lien, claim, interest or other right in the Collateral. Sublessee shall indemnify, protect, defend and hold Sublessor free and harmless of and from all liability, judgments, costs, damages (excluding punitive damages and consequential damages [i.e., lost profits, lost business opportunity]), claims, demands, and expenses (including reasonable attorneys’ and experts’ fees) with respect to the Furniture and/or Equipment arising out of any equipment lease or similar financing arrangement entered by Sublessee.

21.

IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Sublease to be executed by their duly authorized representatives as of the day and year first above written.

SUBLESSOR:

THERAVANCE, INC., a Delaware corporation

By:	/s/ MARTY GLICK

Its:	CFO

SUBLESSOR’S ADDRESS FOR NOTICES AND RENT:

Theravance, Inc.

901 Gateway Boulevard

South San Francisco, California 94080

Attention: Marty Glick

SUBLESSEE:

THRESHOLD PHARMACEUTICALS, INC.,

a Delaware corporation

By:	/s/ GEORGE F. TIDMARSH

Its:	President

SUBLESSEE’S ADDRESS FOR NOTICES:

Prior to the Commencement Date:

Threshold Pharmaceuticals, Inc.

849 Mitten Road, Suite 104

Burlingame, California 94010

Attention: Dr. George Tidmarsh

After the Commencement Date:

At the Subleased Premises

22.

EXHIBIT A

MASTER LEASE

[See exhibit 10.5 to form S-1]

23.

EXHIBIT B

SUBLEASED PREMISES

24.

Exhibit B

[AREA 3b]

EXHIBIT C

CHEMISTRY HOODS TO BE REMOVED

25.

* Hood to be removed and replaced with lab benches

Exhibit C

EXHIBIT D

FURNITURE AND EQUIPMENT

951 chemistry space inventory

Lab space.

3	Glassware cabinets.
1	20 Walk-in.
6	10ft fume hoods.
3	6ft fume hoods.

Office space.

13	scientist offices.
2	V.P. offices.
1	Conference room
3	Cubicles.
2	4 drawer file cabinets.

Scientist Office:

Modular office furniture with white board, 1 desk chair, 1 guest chair, and a 4 drawer file cabinet.

V.P. Office:

Modular office furniture with white board, 1 desk chair, and 2 guest chairs.

Conference Room:

Conference room table, 10 chairs, glass white board, drop down projector screen.

Cubicle:

Modular office furniture with white board and 1 desk chair.

26.

EXHIBIT E

SERVICES PROVIDED TO SUBLEASED PREMISES

•	Glassware service includes up to two pick-ups and two deliveries per day, based on need. Dirty glassware will be picked up from designated locations and delivered to clean glassware cabinets.

•	Uninterruptible power supply at existing locations.

•	Emergency power at existing locations.

•	Chemical waste pick up, and consolidation. Up to twice a day, depending on need. This includes delivery of new receptacles in labs and managing the waste stream.

This does not include the expense of the disposal. This contract will need to be carries by Sublessee with waste disposal contractor.

•	Biowaste pick up and consolidation. Up to twice a day, depending on need. The contract for the disposal shall be carried by the Sublessee, and cost of disposal is the responsibility of the Sublessee.

•	Nitrogen gas is supplied; all other gases are to be purchased by sub-tenant. We will change out the gas cylinders as needed / requested by sub-tenant. We will provide a storage area for the gas cylinders.

•	Facilities management.

•	Telephone lines

•	DI water system

•	Vacuum pumps

•	Compressed Air

•	CAT5 wiring for computer network

27.

EXHIBIT F

RENT AND REIMBURSEMENTS SUMMARY

Months 1-12 – 10,509 Square Feet

Category	Per Square Foot Per Month	Monthly Payment
Monthly Base Rent:	$1.03	$10,824.27
Sublessee’s Share:	$0.34	$3,573.06
Expense Reimbursement:	$1.29	$13,556.61
Furniture Reimbursement:	$0.64	$6,725.76
Services Reimbursement:	$0.25	$2,627.25
Totals:	$3.55	$37,306.95

Months 13-24 – 10,509 Square Feet

Category	Per Square Foot Per Month	Monthly Payment
Monthly Base Rent:	$1.23	$12,926.07
Sublessee’s Share:	$0.34	$3,573.06
Expense Reimbursement:	$1.29	$13,556.61
Furniture Reimbursement:	$0.64	$6,725.76
Services Reimbursement:	$0.25	$2,627.25
Totals:	$3.75	$39,408.75

28.

EXHIBIT G

HAZARDOUS MATERIALS DISCLOSURE STATEMENT

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Sublessor and Master Lessor to evaluate your proposed uses of the premises (the “Premises”) and to determine whether enter into and consent to, as applicable, a sublease lease agreement with you as Sublessee. If a sublease agreement is signed by you and Sublessor (the “Sublease Agreement”), on an annual basis in accordance with the provisions of Paragraph 32 of the Master Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Sublessor:	Theravance, Inc. 901 Gateway Boulevard So. San Francisco, California 94080 Phone: (650) 808-6000

Master Lessor:	______________________________
______________________________
______________________________

Name of (Prospective) Sublessee: Threshold Pharmaceuticals, Inc.

Mailing Address: 849 Mitten Rd, Suite 104

                             Burlingame, CA 94010

Contact Person, Title and Telephone Number(s):	George Tidmarsh, MD, PhD President and Founder 650-259-1701

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone

Number(s):    Linda DeYoung, Ph.D.

                      VP, Development

                      650-259-1702

Address of (Prospective) Premises:	951 Gateway Boulevard South San Francisco, CA 94080

Length of (Prospective) initial Term: 24 months

1.	GENERAL INFORMATION:

Describe the proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, and services and activities to be provided or otherwise conducted. Existing subtenants should describe any proposed changes to on-going operations.

Research and Development

2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

2.1	Will any Hazardous Materials (as hereinafter defined) be used, generated, treated, stored or disposed of in, on or about the Premises? Existing subtenants should describe any Hazardous Materials which continue to be used, generated, treated, stored or disposed of in, on or about the Premises.

Wastes	Yes ☒	No ☐

Chemical Products	Yes ☒	No ☐

Other	Yes ☒	No ☐

If Yes is marked, please explain: Small volumes of hazardous materials will be used in research-scale synthetic chemistry and tissue culture experiments. Small volumes of waste will be generated . 14C, 3H, 1231, 125I, 131I, 111In, 3SS and 32P isotopes, in non-volatile form, will be used in research experiments (<50mCi total).

2.2	If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, treated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials to be present on or about the Premises at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws, as hereinafter defined); and the proposed location(s) and method(s) of treatment or disposal for each Hazardous Material, including the estimated frequency, and the proposed contractors or subcontractors. Existing subtenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.	STORAGE TANKS AND SUMPS

3.1	Is any above or below ground storage or treatment of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing subtenants should describe any such actual or proposed activities.

Yes ☐              No ☒

If yes, please explain:______________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

4.	WASTE MANAGEMENT

4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Elxisting subtenants should describe any additional identification numbers issued since the previous certificate.

Yes ☒              No ☐

4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing subtenants should describe any new reports filed.

Yes ☐              No ☒

If yes, attach a copy of the most recent report filed.

5.	WASTEWATER TREATMENT AND DISCHARGE

5.1	Will your company discharge wastewater or other wastes to:

☐ storm drain?                 ☒ sewer?

☐ surface water?              ☐ no wastewater or other wastes discharged.

Existing subtenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

5.2	Will any such wastewater or waste be treated before discharge?

Yes ☐              No ☒

If yes, describe the type of treatment proposed to be conducted. Existing subtenants should describe the actual treatment conducted.

________________________________________________________________________________________

________________________________________________________________________________________

6.	AIR DISCHARGES

6.1	Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing subtenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes ☐ No ☒

If yes, please describe: _______________________________________________________________________________

__________________________________________________________________________________________________

__________________________________________________________________________________________________

6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing subtenants should specify any such equipment being operated in, on or about the Premises.

☐ Spray booth(s)	☐ Incinerator(s)
☐ Dip tank(s)	☐ Other (Please describe)
☐ Drying oven(s)	☒ No Equipment Requiring Air Permits

If yes, please describe: _________________________________________________________________________
___________________________________________________________________________________________
___________________________________________________________________________________________

6.3	Please describe (and submit copies of with this Hazardous Materials Disclosure Certificate) any reports you have filed in the past thirty-six months with any governmental or quasi-governmental agencies or authorities related to air discharges or clean air requirements and any such reports which have been issued during such period by any such agencies or authorities with respect to you or your business operations.

7.	HAZARDOUS MATERIALS DISCLOSURES

7.1	Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) or Hazardous Materials Business Plan and Inventory (“Business Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing subtenants should indicate whether or not a Management Plan is required and has been prepared.

Yes ☒ No ☐

If yes, attach a copy of the Management Plan or Business Plan. Existing subtenants should attach a copy of any required updates to the Management Plan or Business Plan. In Process

7.2	Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises listed or regulated under Proposition 65? Existing subtenants should indicate whether or not there are any new Hazardous Materials being so used which are listed or regulated under Proposition 65.

Yes ☒ No ☐

If yes, please explain: acrylamide, chloroform, cisplatin, dichloromethane (methylene chloride), ethyleneimine, hydrazine sulfate, methyl iodide, mitomycin C, pyridine, radionuclides (when a license is obtained), streptozotocin (streptozocin), trypan blue (commercial grade), aspirin, fluorouracil, paclitaxel, and streptomycin sulfate.

8.	ENFORCEMENT ACTIONS AND COMPLAINTS

8.1	With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing subtenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ☐ No ☒

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing subtenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Sublessor pursuant to the provisions of Paragraph 32 of the Master Lease Agreement.

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes ☐ No ☒

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and other documents related thereto as requested by Sublessor. Existing subtenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Sublessor pursuant to the provisions of Paragraph 32 of the Master Lease Agreement.

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

8.3	Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing subtenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises and the current status of any such problems or complaints.

Yes ☐ No ☒

If yes, please describe. Existing subtenants should describe any such problems or complaints not already disclosed to Sublessor under the provisions of the signed Sublease Agreement and the current status of any such problems or complaints.

9.	PERMITS AND LICENSES

9.1	Attach copies of all permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any Hazardous Materials permits, wastewater discharge permits, air emissions permits, and use permits or approvals. Existing subtenants should attach copies of any new permits and licenses as well as any renewals of pen-nits or licenses previously issued.

Permits will be sent in upon completion of move and completion of forms.

As used herein, “Hazardous Materials” shall mean and include any substance that is or contains (a) any “hazardous substance” as now or hereafter defined in § 10 1 (14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. § 9601 et seq.) or any regulations promulgated under CERCLA; (b) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act, as amended (“RCRA”) (42 U.S.C. § 6901 et seq.) or any regulations promulgated under RCRA; (c) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.) or any regulations promulgated under TSCA; (d) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (e) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (f) polychlorinated biphenyls; (g) lead and lead-containing materials; or (h) any additional substance, material or waste (A) the presence of which on or about the Premises (i) requires reporting, investigation or remediation under any Environmental Laws (as hereinafter defined), (ii) causes or threatens to cause a nuisance on the Premises or any adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent property, or (iii) which, if it emanated or migrated from the Premises, could constitute a trespass, or (B) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws; and “Environmental Laws” shall mean and include (a) CERCLA, RCRA and TSCA; and (b) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or hereinafter in effect relating to (i) pollution, (ii) the protection or regulation of human health, natural resources or the environment, (iii) the treatment, storage or disposal of Hazardous Materials, or (iv) the emission, discharge, release or threatened release of Hazardous Materials into the environment.

The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered to Sublessor and Master Lessor in connection with the evaluation of a Sublease Agreement and, if such Sublease Agreement is executed, will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that if such Sublease Agreement is executed, this Hazardous Materials Disclosure Certificate will be updated from time to time in accordance with Paragraph 32 of the Master Lease Agreement. The undersigned further acknowledges and agrees that the Sublessor and Master Lessor and their respective partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Sublease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Sublease Agreement. I [print name] GEORGE TIDMARSH , acting with full authority to bind the (proposed) Sublessee and on behalf of the (proposed) Sublessee, certify, represent and warrant that the information contained in this certificate is true and correct.

(PROSPECTIVE) TENANT:

THRESHOLD PHARMACEUTICALS, INC., a DELAWARE corporation

By:	/s/ GEORGE F. TIDMARSH

Title:	PRESIDENT AND FOUNDER
Date:	DECEMBER 05, 2002

INITIALS:
Sublessor:

Sublessee:	GT

Attachment for section 2.2

List of hazardous materials

Chemicals

The chemicals listed below (along with estimated annual usage) will be stored in room 316 in chemical cabinets. Chemical wastes will be disposed of by Onyx Environmental.

Ether	50 L
Acetonitrile	25 L
Ethyl acetate	50 L
Hexane	50 L
Dimethylformammide	2L
Methylene Chloride	50 L
Methyl alcohol	20 L
Ethyl alcohol	20 L
1,4-Dioxane	1L
Tetrahydrofuran	2L

Hydrochloric acid (10M)	2L
Trifluoroacetic acid	1L

Ammonia	1L
Triethylamine	1L
Sodium Hydroxide (solid)	2Kg

Biohazard Waste

We are using human tumor cell lines for experimental purposes. Solid waste material, including pipets, tissue culture dishes, and cells will be temporarily stored on-site (in appropriately labeled waste containers), and will be routinely removed by Stericycle. The estimated annual throughput, based on current usage, is 1000 pounds.

Radioactive Waste

We have applied for a radioactivity license which covers the usage of the following isotopes with limits as listed: 14-Carbon (10 mCi), 3-Hydrogen (10 mCi), 131-Iodine (4 mCi), 125-Iodine (4 mCi), 123-Iodine (4 mCi), 111-Indium (4 mCi), 32-Phosphorus (10 mCi), and 35-SulfUr (10 mCi). Stock supplies of radioisotopes, and radioactive waste will be stored in room 312. Liquid waste resulting from use of 14-Carbon and 3-Hydrogen will be disposed via POTW (publicly owned treatment works), in accordance with the State of California Department of Health Services radiologies guidelines. Radioactive waste resulting from usage of isotopes with short half-lives (< 90 days) will be decayed on-site for seven half-lives. Other liquid and solid radioactive waste will be routinely picked up by PWN Environmental.